EXHIBIT 10.39



                 FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
                              AND TO REVOLVING NOTE


         This Amendment is made as of this 28th day of December, 1995, by and between K-TEL, INC., a Minnesota corporation, having its principal place of business in Plymouth, Minnesota ("Borrower"), and TCF BANK MINNESOTA FSB, a federally chartered stock savings bank (the "Bank").


                                    RECITALS

         A. The Borrower and the Bank have entered into a Revolving Credit Agreement dated as of January 30, 1995, as amended by a First Amendment to Revolving Credit Agreement and to Revolving Note dated as of July 20, 1995, by a Second Amendment to Revolving Credit Agreement dated as of October 2, 1995 and by a Third Amendment to Revolving Credit Agreement and to Revolving Note dated as of November 28, 1995 (as amended, the "Credit Agreement"), pursuant to which the Bank, subject to the terms and conditions set forth therein, agreed to make revolving advances to the Borrower in the aggregate amount of up to $3,000,000.

         B. The Borrower's obligation to repay the revolving advances made by the Bank under the Credit Agreement is evidenced by the Borrower's Revolving Note dated January 30, 1995, payable to the Bank's order in the original principal amount of $3,000,000, as amended (the "Note").

         C. The Borrower has requested that the Bank extend the Commitment Termination Date to November 30, 1996 and make certain other changes to the Credit Agreement.

         D. The Bank is willing to grant the Borrower's request subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. All capitalized terms used in this Amendment, unless specifically defined herein, shall have the meanings given to such terms in the Credit Agreement.

         2. Section 1.1 of the Credit Agreement is hereby amended by deleting the existing definitions of "Borrowing Base", "Commitment Amount", "Commitment Termination Date", "Interest Rate Spread", "Subordinated Debt" and "Returns" and by substituting therefor the following new definitions:

                  "`Borrowing Base' means, at any time, the lesser of the Commitment Amount or the sum of

                  (i) 75% of Eligible Accounts, less Returns, computed on the basis of the most recent Borrowing Base Certificate furnished to the Bank under Section 5.1(e); plus

                  (ii) the lesser of (a) 40% of Eligible Inventory or (b) $1,500,000, computed on the basis of the most recent Borrowing Base Certificate furnished to the Bank under Section 5.1(e); minus

                  (iii) the amount of all deposits made into the Borrower's Collateral Account since the date of the most recent Borrowing Base Certificate furnished to the Bank under Section 5.1(e); minus

                  (iv) the amount of the Borrower's inventory reserve maintained pursuant to Section 5.10, which inventory reserve shall in no event be less than $300,000 at any time."

                  "`Commitment Amount' means $2,500,000."

                  "`Commitment Termination Date' means November 30, 1996 or the earlier termination of the Commitment pursuant to Section 7.2 hereof."

                  "`Interest Rate Spread' means (i) one and one-half of one percent (1.50%) through and including December 31, 1995 and (ii) one and three-quarters of one percent (1.75%) from and after January 1, 1996."

                  "`Subordinated Debt' of any Person means indebtedness for borrowed money of such Person which has been subordinated in right of payment to such Person's indebtedness to the Bank on terms accepted in writing by the Bank; provided, however, for purposes of Section 5.8 and
         5.9 of this Agreement, the Subordinated Debt of the Borrower shall not include at any time any indebtedness for borrowed money owed by the Borrower to K-Tel USA which is in excess of an aggregate amount of $1,000,000."

                  "`Returns' means, as of the date of determination, 10% of the Borrower's billed and unpaid Accounts."

         3. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions of "Capital Base" and "Fourth Amendment" in the appropriate alphabetical location:

                  "`Capital Base' of any Person means, at any date, the sum of the Tangible Net Worth of such Person plus the Subordinated Debt of such Person at such date."

                  "`Fourth Amendment' means that certain Fourth Amendment to Revolving Credit Agreement and to Revolving Note dated as of December 28th, 1995, between the Bank and the Borrower."

         4. Section 5.7 of the Credit Agreement is hereby amended to read as follows:

                  "Section 5.7 Current Ratio. The Borrower will maintain at all times the ratio of its Current Assets to Current Liabilities at not less than 1.0 to 1."

         5. Section 5.8 of the Credit Agreement is hereby amended to read as follows:

                  "Section 5.8 Debt to Capital Base Ratio. The Borrower will maintain at all times the ratio of its Debt to Capital Base Ratio at not more than 9.0 to 1."

         6. Section 5.9 of the Credit Agreement is hereby amended to read as follows:

                  "Section 5.9 Capital Base. The Borrower will maintain at all times its Capital Base at not less than $550,000."

         7. Article V of the Credit Agreement is hereby amended by adding the following new Section 5.10 immediately following Section 5.9:

                  "Section 5.10 Minimum Inventory Reserve. The Borrower shall at all times maintain an inventory reserve in an amount not less than $300,000."

         8. Section 6.9 of the Credit Agreement is hereby amended to read as follows:

                  "Section 6.9 Capital Expenditures. Without the Bank's prior written consent, the Borrower will not make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate amount of Capital Expenditures made by the Borrower during its fiscal year ended June 30, 1996 or in any fiscal year thereafter would exceed $100,000 in the aggregate."

         9. The effectiveness of this Amendment shall be subject to the condition precedent that the Bank shall have received each of the following in form and substance acceptable to the Bank:

                  (a) A certified copy of the resolutions of the Board of Directors of the Borrower evidencing approval of this Amendment and other matters contemplated hereby, certified by the Secretary or Assistant Secretary of the Borrower as being a true, correct and complete copy thereof which has been duly adopted and is in full force and effect, together with a certificate of such Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered by the Borrower hereunder.

                  (b) A Certificate of the Secretary of the Borrower certifying as to (1) the fact that the articles of incorporation and bylaws of the Borrower, which were previously certified and delivered to the Lender continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered.

                  (c) Acknowledgment and Agreement of Guarantors attached below.

                  (d) Such other items as the Bank may require.

         10. From and after the date of this Amendment all references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

         11. Except as explicitly amended by this Amendment, all of the original terms and conditions of the Credit Agreement shall remain in full force and effect.

         12. The execution of this Amendment and acceptance of any documents related thereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or any other Loan Document, whether or not known to the Bank and whether or not such Default or Event of Default exists on the date of this Amendment.

         13. The Borrower, and K-Tel International, Inc., K-Tel International
(USA), Inc. and Dominion Entertainment, Inc., by signing the Acknowledgement and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or any Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         14. The Borrower hereby reaffirms its agreement under Section 8.5 of the Credit Agreement. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental thereto.

         15. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                     K-TEL, INC.


                                     By /s/ Mark Dixon
                                       Its Vice President



                                     TCF BANK MINNESOTA FSB


                                      By /s/ Richard D. Larson
                                        Its Vice President

                                      And

                                      By /s/ Jason Korstange
                                        Its Senior Vice President


EX1039.DOC


                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS


         The undersigned, K-Tel International, Inc., and K-Tel International
(USA), Inc., and Dominion Entertainment, Inc. each a guarantor of the indebtedness of K-Tel, Inc. (the "Borrower") to the Bank pursuant to their Guaranties dated as of January 30, 1995, respectively, (the "Guaranties"), each hereby (i) acknowledges receipt of the foregoing Fourth Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 13 of the foregoing Fourth Amendment) and execution thereof; (iii) reaffirms its obligations to the Bank pursuant to the terms of its Guaranty; and (iv) acknowledges and agrees that the Bank may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the present and future indebtedness of the Borrower to the Bank.

                                      K-TEL INTERNATIONAL, INC.


                                      By /s/ Mark Dixon
                                        Its Vice President



                                      K-TEL INTERNATIONAL (USA), INC.


                                      By /s/ Mark Dixon
                                        Its Vice President


                                      DOMINION ENTERTAINMENT, INC.

                                      By /s/ Mark Dixon
                                        Its Vice President

EX1039.DOC